Exhibit 4-B-35








              _________________________________________________________
              _________________________________________________________


                             METROPOLITAN EDISON COMPANY

                                          TO

                       UNITED STATES TRUST COMPANY OF NEW YORK,
                                                  Trustee



                                      __________

                                SUPPLEMENTAL INDENTURE

                                      __________


                             Dated as of August 15, 1996


              _________________________________________________________
              _________________________________________________________






                                       MORTGAGE


               THIS  SUPPLEMENTAL INDENTURE, dated as of the 15th day of

          August, 1996, made and entered into by and between METROPOLITAN

          EDISON COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the

          "Company"), party of the first part, and UNITED STATES TRUST

          COMPANY OF NEW YORK, a bank and trust company organized under the

          State of New York bank law, with its principal corporate trust office at 114 West 47th Street, New York, New York, 10036-1532,

          as Successor Trustee under the Original Indenture hereinafter mentioned (the Successor Trustee being hereinafter sometimes called "Trustee"), party of the second part.

               WHEREAS, the Company has heretofore executed and delivered to Guaranty Trust Company of New York an Indenture dated November

          1,  1944 (hereinafter called the "Original Indenture"), to secure the principal of and the interest and premium (if any) on all bonds at any time issued and outstanding thereunder, to declare the terms and conditions upon which bonds are to be issued thereunder and to subject to the lien thereof certain property therein described; and

               WHEREAS, United States Trust Company of New York is now

          acting as Successor Trustee under the Original Indenture and the indentures supplemental thereto; and

               WHEREAS, the Original Indenture and the Supplemental

          Indentures have been recorded in the proper recording offices of the appropriate counties in the State of New Jersey and the

          Commonwealth of Pennsylvania; and





               WHEREAS, the Original Indenture, as the same may be amended or supplemented from time to time by indentures supplemental thereto, is hereinafter referred to as "the Indenture"; and

               WHEREAS, the Original Indenture authorizes the Company and the Trustee to enter into supplemental indentures for the

          purpose, among others, of (i) conveying, transferring and

          assigning to the Trustee, and subjecting to the lien thereof,

          additional properties thereafter acquired by the Company, and

          (ii) curing an ambiguity or correcting or supplementing any provision contained in the Original Indenture; and

               WHEREAS, the Company desires to subject specifically to the lien of the Indenture certain property acquired by the Company and more particularly described in Schedule A; and

               WHEREAS, the provisions of Article XVII, Section 17.01(f) of the Original Indenture provide that indentures supplemental to the Original Indenture may be executed and delivered for any purpose not inconsistent with the terms of the Original Indenture or to cure any ambiguity or to correct or supplement any

          provision contained in the Original Indenture or in any

          supplemental indenture which may be defective or inconsistent with any other provision contained in the Original Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Original

          Indenture which shall not be inconsistent with the provisions of the Original Indenture and which shall not adversely affect the interests of the holders of the bonds; and










               WHEREAS, the Company desires to cure an ambiguity in Article

          I, Section 1.05(B)(2) of the Original Indenture relating to the identification and inclusion of property additions in officers'

          certificates of bondable value of property additions; and

               WHEREAS, the Company, in the exercise of the powers and

          authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate action of its Board of Directors, has fully resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

               WHEREAS, the Company represents that all conditions and

          requirements necessary to make this  Supplemental Indenture, in the form and upon the terms hereof, a valid, binding and legal instrument, in accordance with its terms, and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery hereof, in the form and upon the terms hereof, have been in all respects duly authorized.

               NOW THEREFORE, THIS  SUPPLEMENTAL INDENTURE WITNESSETH:

          That Metropolitan Edison Company, in consideration of the

          premises, and the execution and delivery by the Trustee of this

          Supplemental Indenture and for other good and valuable

          considerations, receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, enfeoffed, released, conveyed,

          mortgaged, assigned, transferred, pledged, set over and

          confirmed, and by these presents does grant, bargain, sell,

          alien, enfeoff, release, convey, mortgage, assign, transfer,

          pledge, set over and confirm unto United States Trust Company of

          New York, as Successor Trustee as aforesaid, and to its






          successors in the trust created by the Original Indenture and to its and their successors and assigns forever, all the following properties of the Company, that is to say:

                                        FIRST

               All property additions, as defined in and by Section 1.03 of the Original Indenture, acquired by the Company on or after July

          15, 1995, and prior to August 15, 1996, and now owned by the

          Company.

                                        SECOND

               Also all property of the character and nature specified in the "Second," "Third," "Fourth," and "Fifth"  subdivisions of the granting clauses of the Original Indenture.

                                        THIRD

               All those certain lots, tracts or parcels of real estate and interest more particularly and specifically described in Schedule

          A attached hereto and hereby made a part hereof.

               EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this

          Supplemental Indenture and from the lien and operation of the

          Indenture, all property which, prior to the date of this

          Supplemental Indenture, shall have been released from the lien of, or disposed of by the Company in accordance with the

          provisions of the Indenture; and all the tracts or parcels of land and premises and all property of every kind and type

          excepted and excluded from, and not heretofore or hereby

          expressly subjected to, the lien of the Original Indenture by the terms thereof whether such property was owned by the Company at the date thereof or has been acquired since that date.








               SUBJECT, HOWEVER, except as otherwise expressly provided in this  Supplemental Indenture, to the exceptions, reservations and matters recited in the Indenture, to the reservations,

          exceptions, limitations and restrictions contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the

          aforesaid property; and subject also to existing leases, to liens on easements or rights-of-way for transmission or distribution line purposes, to taxes and assessments not in default, to easements for alleys, streets, highways, rights-of-way and railroads that may run across or encroach upon said lands, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to the construction and other

          permissible encumbrances, as defined in the Original Indenture,

          and subject also to the provisions of Section 13.03 of the

          Original Indenture.

               In trust, nevertheless, upon the terms and trusts set forth in the Indenture.

               AND THIS   SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:  That

          the Company, for the considerations aforesaid, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, as follows:



                                      ARTICLE I.

                               CONCERNING THE TRUSTEE.

               SECTION 1.01.  The Trustee hereby accepts the properties

          hereby mortgaged and conveyed to it upon the trusts hereinbefore








          referred to and agrees to perform the same upon the terms and conditions set forth in the Indenture.

               SECTION 1.02.  The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this

          Supplemental Indenture, or the due execution hereof by the

          Company, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.



                                      ARTICLE II

                   CURING AN AMBIGUITY IN ARTICLE I, SECTION 1.05
                              OF THE ORIGINAL INDENTURE


               SECTION 2.01.  Pursuant to Article XVII, Section 17.01(f) of

          the Original Indenture, for the purpose of curing an ambiguity in

          Article I, Section 1.05 relating to the identification and inclusion of property additions in officers' certificates of bondable value of property additions,  Section 1.05(B)(2) of the

          Original Indenture is hereby revised and restated in its entirety as follows:

               "(2) a brief identification, including the location, of the property additions then being certified to the Trustee; if any property included in such property additions is located on any leasehold, other than those of the nature described in paragraph

          (d) of the definition of property additions, stating that such leasehold extends beyond the date of maturity of all bonds then outstanding under this Indenture and all additional bonds applied for at the particular time, and that the amount then and








          theretofore included in property additions on account of

          leasehold estates or improvements, extensions or additions thereto, other than those of the nature described in paragraph

          (d) of the definition of property additions, does not in the aggregate exceed five per centum (5%) of the aggregate principal amount of all bonds then outstanding and all bonds which might then be authenticated and delivered hereunder pursuant to the provisions of Sections 4.03, 4.04 and 4.05 hereof; if any

          property included in such property additions is subject to a prior lien securing prior lien bonds which have not been

          described in accordance with clause (10) of this paragraph B in a preceding certificate delivered to the Trustee pursuant to this paragraph B, stating (i) the principal amount of prior lien bonds secured by such prior lien and then to become refundable prior lien bonds, and (ii) the aggregate principal amount of prior lien bonds then outstanding which became, at any previous time,

          refundable prior lien bonds, and (iii) stating that the inclusion of said property in the certificate does not result in a

          violation of the covenants contained in the first paragraph of

          Section 5.15 hereof; (i) no annual officers' certificate of bondable value of property additions shall include property additions made, constructed or acquired by the Company during the period prior to the date of the last preceding annual officers'

          certificate of bondable value of property additions delivered to the Trustee pursuant to this paragraph B, and (ii) each officers'

          certificate other than an annual officers' certificate of

          bondable value of property additions may include property








          additions made, constructed or acquired by the Company during the period subsequent to the date of the last preceding annual officers' certificate of bondable value of property additions delivered to the Trustee pursuant to this paragraph B, if such property additions have not been included in a previous

          certificate, except, in either case, (a) that such certificate may include property additions made, constructed or acquired by the Company prior to said dates if such property additions are subject to a prior lien and have not been included in a previous certificate, and (b) that any property additions acquired by the

          Company within 15 days preceding, or to be so acquired

          concurrently with the granting of any application in connection with which such officers' certificate is delivered to the

          Trustee, may, unless such property additions are to be acquired in exchange or substitution for bondable property, be certified to the Trustee as property additions in such officers'

          certificate and in such event shall be treated for all purposes of this Indenture has having been acquired on or before the date of such officers' certificate."



                                     ARTICLE III.

                                    MISCELLANEOUS.

               SECTION 3.01.  For all purposes hereof, except as the

          context may otherwise require, (a) all terms contained herein shall have the meanings given such terms in, and (b) all

          references herein to sections of the Original Indenture shall be deemed to be to such sections of, the Original Indenture as the








          same heretofore has been or hereafter may be amended by an indenture or indentures supplemental thereto.

               SECTION 3.02.  As amended and supplemented by the aforesaid indentures supplemental thereto and by this  Supplemental

          Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this  Supplemental Indenture shall be read, taken and construed as one and the same instrument.

               SECTION 3.03.  This  Supplemental Indenture shall be

          simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY, party of

          the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its

          Secretary or an Assistant Secretary and United States Trust

          Company of New York, as Successor Trustee as aforesaid, the party of the second part, in token of its acceptance of the trust hereby created, has caused this instrument to be signed in its name and behalf by an Authorized Officer and its corporate seal to be hereunto affixed and attested by an Authorized Officer, all as of the day and year first above written.
















                                        METROPOLITAN EDISON COMPANY



                                        By
                                                  T. G. Howson
                                                  Vice President

          ATTEST:



           S. L. Guibord
           Secretary

          Signed, sealed and delivered by
          METROPOLITAN EDISON COMPANY
          in the presence of:







                                        UNITED STATES TRUST COMPANY
                                             OF NEW YORK
                                        As Successor Trustee as aforesaid


                                        By
                                                  Vice President
          ATTEST:



          Assistant Vice President

          Signed, sealed and delivered by
          UNITED STATES TRUST COMPANY
          OF NEW YORK
          in the presence of:




















          STATE OF NEW JERSEY :
                              :    ss:
          COUNTY OF MORRIS    :


                    On this _____ day of August, 1996, before me, B. E. Jost, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared T. G. Howson, who acknowledged himself to be a Vice President of Metropolitan Edison Company, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

                    IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                        _________________________________
                                                  Notary Public

          [NOTARIAL SEAL]


          STATE OF NEW YORK   :
                              :  ss.
          COUNTY OF NEW YORK :


                    On this _____day of August, 1996, before me, _______________________, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared L. P. Young, who acknowledged himself to be a Vice President of United States Trust Company of New York, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

                    IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        _________________________________
                                                  Notary Public

          [NOTARIAL SEAL]














                               CERTIFICATE OF RESIDENCE



               United States Trust Company of New York, Successor Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.



                              UNITED STATES TRUST COMPANY OF NEW YORK



                              By
                                          Vice President










































                                      SCHEDULE A

                             COMMONWEALTH OF PENNSYLVANIA
                                  MONTGOMERY COUNTY

          PENNSYLVANIA-NEW JERSEY-MARYLAND INTERCONNECTION CONTROL CENTER:

               An undivided 3.40% interest of the Company in and to the following described real property:

               All that certain tract or parcel of ground with the buildings and improvements thereon, situate in the Township of Lower Providence, County of Montgomery, Commonwealth of Pennsylvania bounded and described in accordance with a survey and plan thereof made by George C. Beebe, Registered Professional Engineer, for Robert E. Lamb, Inc., Valley Forge, Pennsylvania, dated May 16, 1968, as follows:

               Beginning at a point at the intersection of the title line within the bed of Van Buren Avenue and the title line within the bed of Jefferson Avenue and extending thence from said point S. 42 degrees 00' W. 440 feet 0 inches to a point; thence N.
          48 degrees 00' W. 440 feet 0 inches to a point; thence N. 42 degrees 00' E 75 feet 0 inches to a point; thence N. 48 degrees 00' W. 30 feet 0 inches to a point; thence N. 42 degrees 00' E. 365 feet 0 inches to a point on the title line within the bed of Van Buren Avenue and thence along the title line within the bed of Van Buren Avenue, S. 48 degrees 00' E. 470 feet 0 inches to the first mentioned point and place of beginning.

               Containing 4.696 acres, more or less.

               Subject to easements, rights, covenants, conditions and restrictions of record, if any, or otherwise visible.

               Being the same undivided 3.40% interest in the above described premises which was conveyed to the Company by PECO Energy Company, a Pennsylvania corporation, as Agent for members of the Pennsylvania-New Jersey-Maryland Interconnection, by deed dated July 13, 1995 and recorded in the Montgomery County Commissioners Registry on October 26, 1995 in Deed Book 5129, Page 1538 &c.

               Montgomery County Tax Parcel No. 43-00-15406-00-4.


                          PORTLAND STATION ASH DISPOSAL SITE

               ALL THAT CERTAIN tract of land situate in the Borough of Bangor, County of Northampton and Commonwealth of Pennsylvania, being the same premises granted and conveyed unto Metropolitan Edison Company by John W. Wallace and Shirley Wallace, his wife, by Deed dated July 14, 1995, and recorded July 19, 1995 in Vol. 1995-1, Page 063646, Northampton County Records.





                          PORTLAND STATION ASH DISPOSAL SITE

               ALL THAT CERTAIN tract of land situate partly in the Borough of Bangor and Township of Washington, County of Northampton and Commonwealth of Pennsylvania, being the same premises granted and conveyed unto Metropolitan Edison Company by Myrtle M. Linaberry, widow, and Executrix of the Last Will and Testament of John P. Linaberry, a/k/a John F. Linaberry, deceased, by Deed dated July 14, 1995, and recorded July 19, 1995 in Vol. 1995-1, Page 063652,
          Northampton County Records.